Exhibit 99.1

NOVATEL WIRELESS RECEIVES NOTICE FROM NASDAQ DUE TO

LATE FILING OF FORM 10-Q

SAN DIEGO, May 27, 2008 – Novatel Wireless, Inc. (Nasdaq: NVTL) announced today that due to the delay in the filing of its Quarterly Report on Form 10-Q for its quarter ended March 31, 2008, it has received, as expected, a Nasdaq Staff Determination Letter indicating that the Company is not in compliance with the Nasdaq continued listing requirements set forth in Nasdaq Marketplace Rule 4310(c)(14).

The Company is requesting a hearing before the Nasdaq Listing Qualifications Panel, which will automatically stay the delisting of the Company’s common stock pending the Panel’s review and determination. Pending a decision by the Panel, the Company’s common stock will continue to be traded on The Nasdaq Stock Market.

As previously announced, the Company has delayed filing its Quarterly Report on Form 10-Q for its quarter ended March 31, 2008 as a result of the self-initiated expanded enhanced review undertaken by the Company and its Audit Committee of the Company’s revenue cut off procedures and internal controls related to certain customer contracts, which review is ongoing. The Company intends to file its Quarterly Report on Form 10-Q for its quarter ended March 31, 2008 as soon as practicable after completion of the review.

There can be no assurance that the Panel will grant the Company’s request for an extension that would allow the continued listing of the Company’s common stock on The Nasdaq Stock Market until the Company files its Quarterly Report on Form 10-Q for its quarter ended March 31, 2008.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is revolutionizing wireless communications. The company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ MerlinTM PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLinkTM Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and ConversaTM Software Suite enable high-speed wireless Internet access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG).

Novatel Wireless Receives Notice from Nasdaq Due to Late Filing of Form 10-Q	Page 2 of 2

Forward Looking Statements

This press release contains forward-looking statements that reflect the Company’s current view with respect to future events and performance. These forward- looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to: the results of the review of the Company’s revenue cut off procedures and internal controls related to certain customer contracts; the impact of any actions that may be taken or required as a result of such review; the effect of the Company’s failure to timely file all required reports under the Securities Exchange Act of 1934, as amended; the potential delisting of the Company’s common stock from The Nasdaq Stock Market; the risks that may be associated with potential claims and proceedings relating to such matters; and other risks described in the Company’s filings with the Securities and Exchange Commission. More information about potential factors that could affect the Company’s business and financial results is included under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date any such statement is made.

© 2008 Novatel Wireless. All rights reserved. The Novatel Wireless logo and Ovation are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

###

Contacts:

Julie Cunningham

Vice President, IR & Communications

(858) 431-3711

ir@nvtl.com

or

Mike Bishop

The Blueshirt Group

(415) 217-4968

mike@blueshirtgroup.com